GSV Capital Corp. Reports First Quarter 2014 Results of Operations

Net Asset Value of $14.91 Per Share as of March 31, 2014;

Management Announces a $10 Million Buyback Program

WOODSIDE, Calif., May 8, 2014 (GLOBE NEWSWIRE) — GSV Capital Corp. ("GSV") (Nasdaq:GSVC), today announced financial results for the first quarter ended March 31, 2014.

"I'm pleased to report that despite a tumultuous period in the market for growth companies, our NAV was flat for the 1st Quarter ending March 31st, at $14.91 compared to $14.91 on December 31, 2013." said Michael Moe, GSV's founder and CEO.  "While our largest position Twitter’s fair value declined $22.1 million for the quarter, it was offset by positive gains in positions such as Dropbox, Palantir, and 2U."

"Overall, the fundamentals of our portfolio are very strong with an estimated revenue growth of 95.6% year over year. Moreover, in the 1st Quarter we sold Facebook and Control4 shares, resulting in net realized gains of $7.9 million.  Our fourth largest position 2U successfully completed an IPO on March 28, raising $104 million.

Given the material discount between the share price and NAV, GSV Capital's Board of Directors have authorized a share repurchase program of GSVC stock of up to $10 million over 12 months.   Under the repurchase program, the Company may repurchase its outstanding common stock in the open market provided that the Company complies with the prohibitions under its Insider Trading polices and procedures and the guidelines specified in Rule 10-B-18 of the Securities Exchange Act of 1934.

GSV management anticipates liquidating its publicly held investments within one year of the expiration of the IPO lock-up.

As GSV’s portfolio matures and realizes a cumulative net gain, GSV intends to distribute a portion of such gains to shareholders in the form of a distribution.

Portfolio as of March 31, 2014

At March 31, 2014, the Company owns positions in 52 portfolio companies at an aggregate fair value of $368.0 million. Out of GSV’s 52 portfolio companies, the top 10 investments represented 80.5% of net asset value, and the top three investments represented 51.4% of net asset value.

GSV Capital Corp.

Top Ten Investments at March 31, 2014

$ in millions	Fair Value	% of Net Asset Value
Twitter, Inc.	$80.7	28.0%
Palantir Technologies, Inc.	42.4	14.7
Dropbox, Inc.	25.1	8.7
2U, Inc.	14.9	5.2
Coursera, Inc.	14.5	5.0
Control4 Corporation	12.3	4.3
Solexel, Inc.	11.0	3.8
SugarCRM, Inc.	10.5	3.7
Avenues Global Holdings, LLC	10.2	3.6
JAMF Holdings	10.0	3.5
Total	$231.6	80.5%

Net assets totaled $288.0 million or $14.91 per share at March 31, 2014, as compared to $14.91 per share at December 31, 2013, and $12.69 per share at March 31, 2013.

First Quarter 2014 Portfolio Investment Activity

During the first quarter of 2014, GSV invested $21.8 million. New portfolio companies include Lyft, Inc. (peer to peer ridesharing), and EdSurge, Inc. (education media platform) and General Assembly, Inc. (21st century educational bootcamp). GSV made additional investments in existing portfolio companies StormWind, LLC; NestGSV, Inc.; Dailybreak, Inc.; AlwaysOn, Inc.; Fullbridge, Inc.; and JAMF Holdings.

GSV sold 203,700 shares of Control4 Corporation and 150,000 shares of Facebook, Inc. during the first quarter of 2014 for net proceeds of $4.6 million and $9.5 million, respectively.

At March 31, 2014, GSV is invested in 44 private companies and the following 8 public companies: Twitter, 2U, Control4, Chegg, Violin Memory, Silver Spring Networks, Facebook and ePals. Subsequent to quarter end, GSV Capital has made additionoal investments, including leading a $10 million round in Declara.

First Quarter 2014 Financial Results

GSV recorded a net realized gain on investments of $7,931,745 or $0.41 per share during the three months ended March 31, 2014, compared to a net realized loss on investments of $(3,346,892), or $(0.17) per share, for the three months ended March 31, 2013. Net investment loss was $(2,794,814), or $(0.14) per share, for the first quarter of 2014, compared to a net investment loss of $(2,567,725), or $(0.13) per share, for the first quarter of 2013. For the three months ended March 31, 2014, GSV had a net change in unrealized depreciation on investments of $(3,073,679), or $(0.16) per share, an increase from the prior year period due primarily to decreases in the fair value of Twitter, Inc. and Facebook, Inc. Net increase in net assets resulting from operations was $79,704, or $0.00 per share, for the three months ended March 31, 2014. This compares to a net decrease in net assets resulting from operations of $(7,491,255), or $(0.39) per share, for the three months ended March 31, 2013. Weighted average common shares outstanding were 19.3 million for the three months ended March 31, 2014 and March 31, 2013, respectively.

GSV Capital Corp.

Conference Call and Webcast; Live Twitter Updates

Management will hold a conference call and webcast with live tweeting for investors today at 2:00 p.m. PT (5:00 p.m. ET).

Conference Call

The conference call number for U.S. participants is (877) 941-1466 and the conference call number for participants outside the U.S. is (480) 629-9867. The conference ID number for both call numbers is 4681236.

Webcast

Interested parties can listen to a live webcast of the call from the “Investors” section of GSV Capital’s website at http://investors.gsvcap.com/events.cfm.

Twitter

GSV Capital will also provide live updates via Twitter during the conference call. To access the tweets, follow GSV Capital on Twitter: @gsvcap

Replay

A replay of the conference call may be accessed through May 15, 2014 by dialing (800) 406-7325 (U.S.) or (303) 590-3030 (international), using conference ID number 4681236. An archived replay of the webcast will be available for 12 months following the live presentation.

About GSV Capital Corp.

GSV Capital Corp. (GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe, the fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA. www.gsvcap.com

www.gsvcap.com

Follow GSV Capital on Twitter: @gsvcap

The GSV Capital Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12750

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein.

Contact

Financial Profiles, Inc.

Kristen Papke, (310) 622-8225

gsv@finprofiles.com

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2014	December 31, 2013
ASSETS
Investments at fair value:
Investments in controlled securities (cost of $7,033,130 and $0, respectively)	$8,012,556	$-
Investments in affiliated securities (cost of $63,818,718 and $64,912,527, respectively)	60,038,914	62,740,162
Investments in non-control/non-affiliated securities (cost of $224,585,818 and $214,796,591, respectively)	299,972,346	292,643,491
Investments owned and pledged (cost of $9,054,451 and $10,845,236, respectively)	9,089,805	10,865,200
Investments in United States Treasury Bill (cost of $80,000,584 and $0, respectively)	79,999,900	-
Total Investments (cost of $384,492,701 and $290,554,354, respectively)	457,113,521	366,248,853

Cash	4,063,165	7,219,203
Restricted cash	22,139	22,264
Deposit with Broker	10,000,000	-
Due from:
GSV Asset Management(1)	-	3,039
Portfolio companies(1)	140,804	153,178
Interest receivable	40,684	7,304
Prepaid expenses	128,909	49,739
Coupon interest receivable	-	11,141
Dividend receivable	-	13,233
Deferred credit facility fees	244,306	288,249
Deferred debt issuance costs	3,201,159	3,378,121
Deferred offering costs	228,285	184,710
Other assets	334,575	368,524

Total Assets	475,517,547	377,947,558

LIABILITIES
Due to:
GSV Asset Management	603,199	563,978
Accounts payable	333,474	382,165
Accrued incentive fees	11,493,204	10,523,552
Accrued interest payable	171,063	1,056,563
Accrued expenses	33,700	-
Payable for securities purchased	80,000,584	-
Net deferred tax liability	8,291,196	8,320,561
Line of Credit	18,000,000	-
Convertible senior notes embedded derivative liability	179,000	799,000
Convertible senior notes payable 5.25% due September 15, 2018	68,365,979	68,335,295

Total Liabilities	187,471,399	89,981,114

Commitments and contingencies (Note 6)

Net Assets	$288,046,148	$287,966,444

NET ASSETS
Common stock, par value $0.01 per share
(100,000,000 authorized; 19,320,100 issued and outstanding)	$193,201	$193,201
Paid-in capital in excess of par	275,837,514	275,837,514
Accumulated net investment loss	(21,987,215)	(19,192,401)
Accumulated net realized loss on investments	(8,967,092)	(13,660,306)
Accumulated net unrealized appreciation (depreciation) on investments	42,969,740	44,788,436

Net Assets	$288,046,148	$287,966,444

Net Asset Value Per Share	$14.91	$14.91

(1) This balance is a related party transaction. Refer to Note 2 for more detail.

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

	Three months ended March 31, 2014	Three months ended March 31, 2013
INVESTMENT INCOME
Interest income from affiliated securities	$39,928	$-
Dividend income from affiliated securities	887	-
Dividend income from non-control/non-affiliated securities	-	4,535
Total Investment Income	40,815	4,535

OPERATING EXPENSES
Investment management fees	1,756,196	1,283,599
Accrued incentive fees	969,652	-
Costs incurred under administration agreement	908,532	887,984
Directors’ fees	65,000	65,250
Professional fees	456,539	236,886
Interest and credit facility expense	1,179,725	-
Insurance expense	59,736	53,013
Investor relations expense	54,912	43,562
Other expenses	18,251	1,966
Gain on fair value adjustment for embedded derivative	(620,000)	-
Total Operating Expenses	4,848,543	2,572,260

Benefit for taxes on net investment loss	2,012,914	-

Net Investment Loss	(2,794,814)	(2,567,725)

Net Realized Gain (Loss) on Investments	7,931,745	(3,346,892)

Benefit / (Provision) for taxes on Net Realized Capital Gains / (Losses)	(3,238,531)	-

Net Change in Unrealized Depreciation on Investments	(3,073,679)	(1,576,638)

Benefit for taxes on Unrealized Depreciation of investments	1,254,983	-

Net Increase (Decrease) in Net Assets Resulting From Operations	$79,704	$(7,491,255)

Net Increase (Decrease) in Net Assets Resulting From Operations Per Common Share – basic and diluted	$0.00	$(0.38)

Weighted Average Common Shares Outstanding:	19,320,100	19,320,100

GSV Capital Corp.

FINANCIAL HIGHLIGHTS

	Three months ended March 31, 2014 (Unaudited)		Three months ended March 31, 2013 (Unaudited)
Per Share Data:
Net asset value at beginning of period	$14.91		$13.07
Net investment loss	(0.14	)(1)	(0.13	)(1)
Net realized gain (loss)	0.41	(1)	(0.17)
Benefit / (Provision) for taxes on Net Realized Capital Gains / (Losses)	(0.17	)(1)	-
Net change in unrealized appreciation (depreciation)	(0.16	)(1)	(0.08	)(1)
Benefit for taxes on Unrealized Depreciation of investments	0.06	(1)	-
Net asset value at end of period	$14.91		$12.69

(1) Based on weighted average number of shares outstanding for the year/period.